Exhibit 99.1

Alphabet Announces Proposed $80 Billion Equity Capital Raise to Expand AI Infrastructure and Compute

Includes agreement by Berkshire Hathaway to invest $10 Billion in Alphabet in a private placement

MOUNTAIN VIEW, Calif. – June 1, 2026 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced equity offerings totaling $80 billion, in expected aggregate amount, as part of its plan to fund investments in its world-class AI compute infrastructure to meet its unprecedented customer demand.

Offerings

These offerings consist of:

Proposed Offerings

•

Concurrent underwritten offerings: $30 billion underwritten public offerings, consisting of: $15 billion in depositary shares representing mandatory convertible preferred stock; and $15 billion in Class A Common Stock and Class C Capital Stock; and

•	At-the-market offering: $40 billion at-the-market, or ATM, offering program for Class A Common Stock and Class C Capital Stock over time, expected to begin in Q3 2026.

Private Placement

In addition, Alphabet has reached an agreement to sell $10 billion of stock to Berkshire Hathaway Inc. in a private placement, comprised of $5 billion in Class A Common Stock at a price of $351.81 per share and $5 billion in Class C Capital Stock at a price of $348.20 per share.

This investment by Berkshire Hathaway adds to the position it has built since Q3 2025.

Use of Proceeds

Alphabet intends to use the net proceeds from the concurrent underwritten public offerings and the concurrent private placement for general corporate purposes, including capital expenditures to scale AI infrastructure and global compute. A portion of the net proceeds from the depositary share offerings, specifically, will be used to pay the cost of the related capped call transactions described below. Alphabet intends to use the net proceeds from the ATM program primarily to facilitate, for a period of time, an administrative change to how it meets tax obligations associated with vesting of employee equity awards. The company expects approximately $30 billion of ATM program proceeds will be used to meet these 2026 calendar year tax obligations. Any additional proceeds will be used for general corporate purposes.

Investing in a Balanced Way

AI is driving an expansionary moment for Alphabet. The company is experiencing strong demand for its AI solutions and services from enterprises and consumers, at levels that are exceeding the company’s available supply. By scaling its investments, the company seeks to expand its foundational infrastructure to support the significant growth opportunity ahead.

During its Q1 2026 earnings call, Alphabet announced that its 2026 capital expenditures are expected to be $180-$190 billion, and that it expects 2027 capital expenditures to significantly increase compared to 2026.

This equity offering is part of Alphabet’s plan to fund its investments in a balanced way while retaining a healthy balance sheet. Alphabet’s other sources of funding include:

•	Strong operating cash flow (over the 12 months ended March 31, 2026, Alphabet generated $174 billion of operating cash flow); and

•	Debt issuances (over the last year, Alphabet has raised over $85 billion of debt across six major currencies and markets, bringing its total debt balance to over $100 billion).

Alphabet’s AI Momentum

Alphabet’s planned investments will support its business momentum, including:

•	Overall: Alphabet revenue grew 22% year-over-year, to $110 billion, in Q1 2026.

•	Google Search & Other: Revenue grew 19% year-over-year in Q1 2026.

•

Google Cloud: Revenue grew 63% year-over-year in Q1 2026, with backlog nearly doubling quarter-over-quarter to more than $460 billion, with approximately 50% expected to be recognized as revenue over the next 24 months.

•	Google Subscriptions: Google reached 350 million paid subscriptions, with Q1 2026 representing the company’s strongest quarter ever for consumer AI plans.

•

Developers: Google now has over 8.5 million developers building new experiences with its models monthly and its first party model APIs are processing 19 billion tokens per minute, a 6x increase year-over-year.

Additional Transaction Details:

Underwritten Offerings

The $30 billion aggregate underwritten offerings consist of a total of $15 billion of Class A Common Stock and Class C Capital Stock, split evenly between the two classes, and a total of $15 billion of two series of depositary shares, split evenly between the two series. Each series of depositary shares will represent interests in a newly issued series of mandatory convertible preferred stock, and each series of mandatory convertible preferred stock will be mandatorily convertible after approximately three years into a variable number of shares of Class A Common Stock or Class C Capital Stock, depending on the series, based on the applicable conversion rate. Alphabet expects to grant to the underwriters of the Class A Common Stock and Class C Capital Stock offerings 30-day over-allotment options to purchase up to an aggregate total of $2.25 billion of additional shares, split evenly between Class A Common Stock and Class C Capital Stock. Alphabet also expects to grant the underwriters of its depositary share offerings over-allotment options to purchase up to an aggregate total of $2.25 billion of additional depositary shares, split evenly between the two series, within a 13-day period beginning on, and including, the date Alphabet first issues the depositary shares. Each of the proposed underwritten offerings, including the size and terms, is subject to market conditions and other factors. The underwritten depositary share offerings are not conditioned upon the underwritten stock offering or any sales under the ATM program, and the underwritten stock offering is not conditioned upon the underwritten depositary share offerings or any sales under the ATM program.

ATM Program

In addition to these underwritten offerings, Alphabet has entered into an equity distribution agreement with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC as managers in connection with a newly established ATM program, pursuant to which Alphabet may sell, from time to time through or to the manager, Class A Common Stock and Class C Capital Stock, up to a maximum aggregate offering amount of $40 billion. Such sales are not expected to commence until the third quarter of 2026, subject to market conditions and other factors. Sales under the ATM program are not conditioned upon the underwritten offerings.

The ATM program is intended primarily to facilitate, for a period of time, an administrative change in how Alphabet meets tax obligations associated with employee equity grants. This approach will mimic a “sell to cover” model: upon vesting of restricted stock units, shares will still be delivered to employees net of taxes, and the company will use corporate cash to settle taxes on behalf of employees. The company intends to issue stock for equivalent proceeds through its ATM program.

Terms of Depositary Shares and Underlying Mandatory Convertible Preferred Stock

Each depositary share of each series that is offered in the public underwritten offering and the concurrent private placement will represent a 1/20th interest in a share of the corresponding series of preferred stock. The preferred stock is expected to have a liquidation preference of $1,000 per share. Holders of the depositary shares will be entitled to a proportional fractional interest in the rights and preferences of the preferred stock of the corresponding series, including conversion, dividend, liquidation and voting rights, subject to the provisions of the applicable deposit agreement.

Unless earlier converted, each share of preferred stock will automatically convert, for settlement on or about May 15, 2029, into a variable number of shares of Class A Common Stock or Class C Capital Stock, depending on the series, based on the applicable conversion rate, and each depositary share will automatically convert into a number of shares of Class A Common Stock or Class C Capital Stock, depending on the series, equal to a proportionate fractional interest in such shares. The dividend rate, conversion terms and other terms of each series of preferred stock will be determined at the time of pricing of the offerings. Currently, there is no public market for the depositary shares or the preferred stock of either series. Alphabet intends to apply to list each series of the depositary shares on The Nasdaq Global Select Market under the symbols “GOOGM” and “GOOGN.”

Capped Call Transactions

In connection with the pricing of each offering of depositary shares representing mandatory convertible preferred stock, Alphabet expects to enter into privately negotiated capped call transactions with one or more option counterparties comprising one or more of the underwriters of the depositary share offerings and/or their respective affiliates and/or other financial institutions. The capped call transactions will cover, subject to customary anti-dilution adjustments, the number of shares of Class A Common Stock and Class C Capital Stock underlying the preferred stock sold in the depositary share offerings, based on the respective minimum conversion rates of each series of the preferred stock. The capped call transactions are generally expected to reduce potential dilution to Alphabet’s Class A Common Stock or Class C Capital Stock, as applicable, upon conversion of the relevant series of preferred stock, with such reduction subject to a cap. If the underwriters of either series of depositary shares exercise their over-allotment option to purchase additional depositary shares, Alphabet expects to enter into additional capped call transactions with the relevant option counterparties.

Alphabet has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to the Class A Common Stock and the Class C Capital Stock concurrently with or shortly after the pricing of the depositary shares. These activities could increase (or reduce the size of any decrease in) the market price of the Class A Common Stock, the Class C Capital Stock or the depositary shares at that time. In addition, Alphabet has been advised that the option counterparties and/or their respective affiliates may modify their hedge positions by entering into and/or unwinding various derivative transactions with respect to the Class A Common Stock or the Class C Capital Stock and/or by purchasing or selling the Class A Common Stock and/or Class C Capital Stock, and/or other securities of Alphabet in secondary market transactions following the pricing of the depositary shares and prior to the mandatory conversion date of the relevant series of preferred stock (and are likely to do so during the final averaging period relating to the mandatory conversion of the relevant series of preferred stock and, to the extent Alphabet unwinds a corresponding portion of the capped call transactions in connection with an early conversion of the relevant series of preferred stock or repurchase of the relevant depositary shares, following any such early conversion or repurchase). This activity could also cause or avoid an increase or a decrease in the market price of the Class A Common Stock, the Class C Capital Stock or the depositary shares and could affect the value of the shares of Class A Common Stock or Class C Capital Stock, as applicable, that holders will receive upon conversion of the preferred stock and, to the extent the activity occurs during the final averaging period relating to the mandatory conversion of the preferred stock, it could also affect the number of shares of Class A Common Stock or Class C Capital Stock, as applicable, that holders will receive upon conversion.

Underwriters

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC are acting as joint book-running managers for the underwritten offerings.

Placement Agent

Goldman Sachs & Co. LLC is acting as placement agent in relation to the private placement.

Registration Statement and Prospectus

Alphabet has filed a registration statement on Form S-3 (including a prospectus) with the Securities and Exchange Commission for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Alphabet has filed with the SEC for more complete information about Alphabet, these offerings and the ATM program. Each concurrent offering and any sales of stock under the ATM program may be made only by means of a prospectus supplement and accompanying prospectus. Copies of the registration statement, preliminary prospectus supplements and accompanying prospectuses related to the concurrent offerings and of the prospectus supplement related to the ATM program can be obtained by visiting the SEC’s website at http://www.sec.gov or by contacting Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 1-866-471-2526 or by email at prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by email at prospectus@morganstanley.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor any securities issuable upon conversion of these securities, nor does it constitute an offer, solicitation or sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction.

About Alphabet Inc.

Alphabet is a collection of companies, the largest of which is Google. Larry Page and Sergey Brin founded Google in September 1998 and the company is headquartered in Mountain View, Calif. Billions of people use its wide range of popular products and platforms each day, like Search, Ads, Chrome, Cloud, YouTube and Android.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Examples of forward-looking statements include statements relating to the offerings of Class A Common Stock, Class C Capital Stock, preferred stock and depositary shares, the size and timing of these offerings, Alphabet’s ability to complete any or all of the concurrent offerings and the private placement and enter into the ATM Program on the anticipated timeline or at all, expected sales under the ATM Program, and the anticipated use of the net proceeds therefrom, the effect of AI on Alphabet’s business and related statements about Alphabet’s growth opportunities, the timing of recognizing Alphabet’s backlog as revenue, the amount and timing of Alphabet’s planned capital expenditures, the ability of Alphabet’s investments to support its business momentum, Alphabet’s ability to fund its capital expenditures while retaining a healthy balanced sheet, and the timing and extent of Alphabet’s use of the ATM program, as well as any other statement that does not directly relate to any historical or current fact. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Alphabet’s Annual Report on Form 10-K for the year ended December 31, 2025, and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which are on file with the SEC and are available on its investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information may be set forth in other reports and filings the Company makes with the SEC. All information provided in this press release is as of the date hereof. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Alphabet undertakes no duty to update this information unless required by law.

Contact

Investor Relations: investor-relations@abc.xyz

Media: press@abc.xyz